UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 3, 2008
DURA AUTOMOTIVE SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-21139	26-2773380
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
2791 Research Drive, Rochester Hills, Michigan 48309
(Address of Principal Executive Offices, including Zip Code)
(248) 299-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 3, 2008, Dura Automotives Systems, Inc. (the “Company”) entered into a Section 16 Officer/Senior Executive Employment Term Sheet Agreement with Thomas Chambers (the “Agreement”) pursuant to which Mr. Chambers agreed to join the Company as its Executive Vice President and Chief Operating Officer as of January 12, 2009.
     The Agreement sets forth the job position and employment and compensation arrangements for Mr. Chambers. The Agreement provides for the participation of Mr. Chambers in the Company’s Annual Performance Bonus Plan for each calendar year commencing January 1, 2009. The Agreement also provides for an at will employment arrangement between the Company and Mr. Chambers, subject to certain severance obligations in the event the Company terminates the employment of Mr. Chambers without cause (as defined in the Agreement).
     The foregoing summary of the terms of the Agreement is qualified in its entirety by the terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

Exhibit 10.1	Section 16 Officer/Senior Executive Employment Term Sheet Agreement dated December 3, 2008 between Dura Automotive Systems, Inc. and Thomas Chambers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dura Automotive Systems, Inc.

Date: December 4, 2008		/s/ Theresa L. Skotak
	By:	Theresa L. Skotak
	Its:	Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Section 16 Officer/Senior Executive Employment Term Sheet Agreement dated December 3, 2008 between Dura Automotive Systems, Inc. and Thomas Chambers.

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